EXHIBIT 32

CERTIFICATIONS

CERTIFICATION OF CHIEF FINANCIAL OFFICER

Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of The Golden Cycle Gold Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i) the accompanying Quarterly Report on Form 10-Q of the Company for the quarterly period ended September 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 13, 2003

/s/ R. Herbert Hampton_________________

R. Herbert Hampton

President, C.E.O. and Treasurer

(as both a duly authorized officer of

Registrant and as principal financial officer

of Registrant)